UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

PACIFIC OFFICE PROPERTIES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-09900	86-0602478

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10188 Telesis Court, Suite 222 San Diego, California	92121

(Address of principal executive offices)	(Zip Code)

(858) 882-9500
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 15, 2012, Pacific Office Properties Trust, Inc. (the “Company”) entered into an Advisory Agreement with Pacific Office Properties, L.P. (the “UPREIT”) and with Shidler Pacific Advisors, LLC (the “Advisor”) to be externally advised effective April 1, 2012 (the “Effective Date”). The Advisor is an entity that is owned and controlled by Jay H. Shidler, the Company's Chairman of the Board. Under the Advisory Agreement, the Advisor will be responsible for the day-to-day operation and management of the Company and the UPREIT in accordance with guidelines established by the Company's Board of Directors. The Company's return to external management and related actions described elsewhere in this Current Report on Form 8-K reflect the Company's strategy to reduce costs as much as reasonably practicable in the near future.

For performing services under the Advisory Agreement, the Advisor will receive:

•	a corporate management fee of $213,300 per quarter, which is payable in arrears on a quarterly basis; and

•	real property asset management and related fees for performing real property management and related services for the Company.

Real property asset management and related fees payable are required to be based on the prevailing market rates for similar services provided on an arms-length basis in the area in which the subject property is located, and must be approved by a majority of the Company's directors who are not employees of the Company or the Advisor. We estimate that real property asset management and related fees payable to the Advisor during the first twelve months of the agreement to be approximately $1.9 million although the actual amount paid will depend upon activities at the managed properties and other factors beyond our control such as leasing and sales success. The Advisory Agreement is terminable by either party on 90 days' notice.

Real property asset management and related services to our joint venture properties that we have the right to manage will be subcontracted to Parallel Capital Partners, Inc. (“Parallel”), an entity owned by James R. Ingebritsen, currently our Chief Executive Officer and Matthew J. Root, currently our Chief Investment Officer. We estimate that the fees earned by Parallel from these subcontracts during the first twelve months of the agreement to be approximately $1.7 million although the actual amount will depend upon activities at the managed properties and other factors beyond our control such as leasing and sales success.

The Advisor has agreed to acquire substantially all of the assets of Pacific Office Management, Inc., a wholly-owned subsidiary of the UPREIT that currently employs all persons working for the Company, for an aggregate purchase price of $25,000.

The foregoing summary is qualified by reference to the Advisory Agreement filed as Exhibit 10.1 hereto, which is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the Company's strategy to reduce costs and become externally managed by the Advisor, the UPREIT has terminated, effective on the Effective Date, its Noncompetition Agreement, dated March 19, 2008, with Jay H. Shidler, the Chairman of the Company's Board of Directors. This agreement prohibited, without the Company's prior written consent, Mr. Shidler from investing in certain office properties in any county in which the properties contributed to the UPREIT by Mr. Shidler are located, in the Company's geographic operating region and in any county in which the UPREIT owns an office property.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 15, 2012, the Board of Directors of the Company resolved to file a Form 25 with the Securities and Exchange Commission to effectuate the withdrawal of the Company's common stock from listing on the NYSE Amex (the “Exchange”). The Company plans to file the Form 25 on or about March 26, 2012 and expects that its common stock will cease trading on the Exchange upon effectiveness of the Form 25 ten calendar days following its filing, on or about April 5, 2012. The Company anticipates that its common stock will begin quotation on the OTCQB tier of the OTC Marketplace thereafter, although there is no assurance that such quotations will be made or, if such quotations are made, that an active trading market for the common stock will develop.

As previously disclosed, the Company was notified by the Exchange on April 19, 2011 that the Company was not in compliance with the Exchange's continued listing standards related to total equity. As permitted by Exchange rules, the Company submitted a plan that advised the Exchange of actions intended to be taken in the first quarter 2012 in order to regain compliance with continued listing standards (the “Plan”). The Company is withdrawing its common stock from listing on the Exchange because it has determined that it will not be able to make progress consistent with the Plan as required by the Exchange, and that it cannot reasonably expect to regain compliance in the projected timeframe.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2012, each of James R. Ingebritsen, the President and Chief Executive Officer of the Company; Michael C. Burer, the Chief Financial Officer and Treasurer of the Company; and Matthew J. Root, the Chief Investment Officer of the Company, tendered his resignation as an officer of the Company, effective as of March 29, 2012. Mr. Ingebritsen also resigned as a member of the Board effective as of the same date. Mr. Ingebritsen provided this resignation in connection with the expiration of his employment agreement and the cost savings objectives of the Company and not due to any disagreement on any matter relating to the Company's operations, policies or practices.

In addition, on the same date each of Paul M. Higbee and Clay W. Hamlin indicated his desire not to stand for re-election at the 2012 Annual Meeting of Stockholders. Messrs. Higbee and Hamlin have provided these indications in connection with the cost savings objectives of the Company and not due to any disagreement on any matter relating to the Company's operations, policies or practices.

On March 15, 2012, the Board appointed Lawrence J. Taff, 54, as the Company's President, Chief Executive Officer, Chief Financial Officer and Treasurer, and Kimberly F. Aquino, 47, as the Company's Vice President and Corporate Secretary, both effective as of March 29, 2012.

Mr. Taff has served as the Company's Executive Vice President since January 2009. Mr. Taff also served as the Company's Chief Financial Officer on an interim basis from September 2009 to April 2010. Mr. Taff has been a partner of The Shidler Group since 1995, responsible for overseeing financial management and property operations in Hawaii. Mr. Taff began his career with Arthur Andersen LLP in 1980. Rising to the position of Tax Partner in 1993, he was responsible for real estate consulting as well as tax compliance and consulting. Mr. Taff received a bachelor's degree in accounting from California Polytechnic University, Pomona and is a certified public accountant.

Ms. Aquino has served as the Company's Secretary since February 2011. She also served in that capacity from March 2008 to May 2009. Ms. Aquino has been a Partner of The Shidler Group since 2009 and served in various capacities in The Shidler Group since 1991, most recently as Senior Vice President from 2004 to 2009 and Assistant Vice President and Vice President from 1995 to 2004. Prior to joining The Shidler Group, Ms. Aquino managed the national and international referral network at a large real estate brokerage firm.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Advisory Agreement, dated March 15, 2012, among Pacific Office Properties Trust, Inc., Pacific Office Properties, L.P. and Shidler Pacific Advisors, LLC

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include information relating to expectations, anticipations, future events, future financial performance (including costs), strategies, risks and uncertainties. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. We cannot guarantee that any forward-looking statement will be realized. Achievement of future results is also subject to potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated or estimated. These factors include the risks and uncertainties described in this Current Report on Form 8-K. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:     /s/ Kimberly F. Aquino
Name:    Kimberly F. Aquino
Title:    Corporate Secretary

Dated: March 20, 2012